UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2019

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    As previously disclosed, John T.C. Lee will assume the role of Chief Executive Officer of MKS Instruments, Inc. (the “Company”) on January 1, 2020. He will continue to serve as President of the Company when he assumes his new role as Chief Executive Officer. On October 28, 2019, in connection with Dr. Lee’s promotion to Chief Executive Officer, the Board of Directors (the “Board”) of the Company, elected Dr. Lee as a Class II Director, effective January 1, 2020, to serve until the 2022 Annual Meeting of Shareholders. Dr. Lee will not receive any additional compensation for his service as a director. There are no arrangements or understandings between Dr. Lee and any other persons pursuant to which Dr. Lee was named a director and Dr. Lee has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective January 1, 2020, the Company amended and restated its Code of Ethics and Business Conduct (the “Code”). The Code applies to all employees, executive officers and directors of the Company and its subsidiaries, and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K.

The Code was updated to discuss the Company’s mission and core values, more clearly communicate the Company’s expectations regarding ethical business conduct, and to improve the language, appearance and style of the Code in order to enhance readers’ understanding of its provisions. The new Code updates the language regarding various subject matters contained in the prior version of the Code and includes new provisions covering matters such as respect in the workplace, harassment, health and safety, human trafficking, customer relations, global trade compliance, antitrust and anticompetition, and protecting the environment.

The foregoing summary of the Code is qualified in its entirety by reference to the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The Company intends to post a copy of the Code on the Company’s website www.mksinst.com on January 1, 2020, the Code’s effective date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

14.1	Registrant’s Code of Conduct and Ethics to be effective on January 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

November 1, 2019	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel & Secretary